UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 13, 2025
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2025, the Nasdaq Hearings Panel (the “Panel”) notified Genprex, Inc. (the “Company” or “Genprex”) that it has granted the Company’s request for an exception to demonstrate compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”) for continued listing through October 31, 2025 (the “Exception”).  However, upon request by the Company, the Panel has discretion to grant the Company continued listing through February 9, 2026.  Pursuant to the Exception, the Company is required to, and fully intends to, provide the Panel with prompt notification of any significant events that occur, including any event that may call into question the Company’s ability to satisfy the terms of the Exception. If such events do occur, the Company may request a further extension beyond October 31, 2025 to regain compliance with either or both of the Bid Price Requirement and the Minimum Stockholders’ Equity Requirement. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.  There can be no assurance that the Panel would exercise their discretion to grant an extension beyond October 31, 2025.

As previously disclosed, on August 19, 2025, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, the Company was not in compliance with the Minimum Stockholders’ Equity Requirement and as previously disclosed, on August 12, 2025, the Company received a letter from Nasdaq indicating that, because the Company has not regained compliance with the Bid Price Requirement and because of the Company’s ineligibility for a second 180 calendar day compliance period, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing with the Panel. The Company timely requested a hearing before the Panel, which was held on September 18, 2025.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2025, Genprex filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which will effect, at 12:01 a.m. Eastern Time on October 21, 2025, a one-for-fifty (1:50) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 372446-302. The trading symbol for the Company’s common stock will remain “GNPX”.

The Company anticipates the Common Stock will begin trading on a Reverse Stock Split-adjusted basis when the market opens on October 21, 2025.

As a result of the Reverse Stock Split, every fifty (50) shares of Common Stock issued and outstanding will be converted into one (1) share of Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in some stockholders owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options and warrants, will be adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

At the Company’s annual meeting of stockholders held on August 15, 2025, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect the Reverse Stock Split at a ratio of not less than one-for-ten (1:10) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board. On October 1, 2025, the Board approved a Reverse Stock Split ratio of one-for-fifty (1:50) and authorized the filing of the Certificate of Amendment.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Corporate Presentation

The investor presentation about Genprex that is furnished as Exhibit 99.1 to this Current Report on Form 8-K may be presented at meetings with investors, analysts, and others, in whole or in part and possibly with modifications, from time to time on or after October 17, 2025. A copy of the investor presentation slides, substantially in the form expected to be used in such presentations and meetings, will be available on the Company’s website, www.genprex.com.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Oher Events.

The Company’s investor presentation provides certain business updates, including on its oncology and diabetes gene therapy programs.

Acclaim-1 Clinical Trial

The Acclaim-1 study is a Phase 1/2 clinical trial that has three portions - a Phase 1 dose escalation which has been completed, a Phase 2a expansion, and a Phase 2b randomized portion. The Company is currently enrolling and treating patients in the Phase 2a expansion portion of its clinical trial. The Acclaim-1 trial uses a combination of REQORSA and AstraZeneca’s Tagrisso® (osimertinib) in patients with late-stage Non-Small Cell Lung Cancer (“NSCLC”) that has activating epidermal growth factor receptor mutations and progression on treatment with Tagrisso or Tagrisso-containing regimens. The Phase 2a expansion portion of the trial is expected to enroll approximately 33 patients; all of whom have progressed on Tagrisso or Tagrisso-containing regimens. In the Phase 2b randomized portion of the study, patients progressing on prior Tagrisso treatment will be randomized 1:1 to either REQORSA and Tagrisso combination therapy or to platinum-based chemotherapy. There will be an interim analysis following the treatment of 19 patients in the Phase 2a portion of the Acclaim-1 study. The Company expects to complete the enrollment of the first 19 patients for interim analysis in the Phase 2a expansion portion of the study in the first half of 2026 and expects the interim analysis in the second half of 2026. The Acclaim-1 clinical trial has received U.S. Food and Drug Administration (“FDA”) Fast Track Designation for the Acclaim-1 treatment combination of REQORSA and Tagrisso in NSCLC patients who have progressed after Tagrisso treatment.

Acclaim-3 Clinical Trial

The Acclaim-3 study is a Phase 1/2 clinical trial that has two portions - a Phase 1 dose escalation portion which has been completed, and a Phase 2 expansion portion. The Company is currently enrolling and treating patients in the Phase 2 expansion portion of its clinical trial. The Acclaim-3 clinical trial uses a combination of REQORSA and Genentech, Inc.’s Tecentriq® (atezolizumab) as maintenance therapy for patients with extensive stage small cell lung cancer (“ES-SCLC”) who did not develop tumor progression after receiving Tecentriq and chemotherapy as initial standard treatment. The Company anticipates that the Phase 2 expansion portion will enroll approximately 50 patients at approximately 10 to 15 U.S sites. Patients will be treated with REQORSA and Tecentriq until disease progression or unacceptable toxicity is experienced. The primary endpoint of the Phase 2 portion is to determine the 18-week progression-free survival rate from the time of the start of maintenance therapy with REQORSA and Tecentriq in patients with ES-SCLC. Patients will also be followed for survival. A Phase 2 futility analysis will be performed after the 25th patient enrolled and treated reaches 18 weeks of follow up. The Company expects to complete enrollment of the first 25 patients for interim analysis in the Phase 2 expansion portion of the study in the first half of 2026 and expects the interim analysis in the second half of 2026. The Acclaim-3 clinical trial has received FDA Fast Track Designation for this patient population and Acclaim-3 has also received an FDA Orphan Drug Designation.

The Company has initiated the addition of new clinical trial sites for both Acclaim-1 and Acclaim-3, and Genprex expects to open additional sites by the end of 2025. The Company believes the addition of new sites will expedite patient enrollment in both Acclaim-1 and Acclaim-3. Furthermore, Genprex’s academic research collaboration partners at MD Anderson Cancer Center are continuing to research biomarkers to identify patient populations that may indicate a likely response to REQORSA, which the Company believes could expedite patient enrollment.

Diabetes Gene Therapy

In diabetes, Genprex has exclusively licensed from the University of Pittsburgh of the Commonwealth System of Higher Education (“University of Pittsburgh” or “UP”) multiple technologies relating to the development of a gene therapy product for each of Type 1 and Type 2 diabetes. The same general novel approach is used in each of Type 1 and Type 2 diabetes whereby an adeno-associated virus vector containing the Pdx1 and MafA genes is administered directly into the pancreatic duct. In humans, this can be done with a routine endoscopy procedure. The Company’s diabetes product candidates are currently being evaluated and optimized in preclinical studies at the University of Pittsburgh. GPX-002 is being developed using the same construct for the treatment of both Type 1 diabetes and Type 2 diabetes. GPX-002 for Type 1 diabetes is designed to work by transforming alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-002 for Type 2 diabetes (formerly known as GPX-003), where autoimmunity is not at play, is believed to work by replenishing and rejuvenating exhausted beta cells that make insulin. The Company finalized the components of the diabetes construct to take forward for nonclinical studies and in December 2023, the Company submitted a request to meet with the FDA to obtain their guidance on the nonclinical studies needed to file an Investigational New Drug (“IND”) application and initiate first-in-human studies. As a result of the FDA’s response, Genprex decided to continue with its planned additional nonclinical studies before requesting regulatory guidance for the IND-enabling studies. The Company is currently working with the University of Pittsburgh on species analyses for the animal models as well as on other regulatory and clinical strategic planning, including the planned initiation of research in Type 2 diabetes animal models, following which the Company plans to submit a request to the FDA to meet regarding IND-enabling studies by the end of 2025.

Risk Factors

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025, and its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 12, 2025, and for the period ended June 30, 2025, filed with the SEC on August 14, 2025.

We are currently listed on The Nasdaq Capital Market. If we fail to regain and maintain compliance with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. On February 7, 2025, we received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with the requirement under Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq (the “Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the notice, or until August 6, 2025, to regain compliance with the Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On August 12, 2025, we received a letter from Nasdaq indicating that, based upon our not having regained compliance with the Bid Price Requirement and our ineligibility for a second 180 calendar day compliance period, the Staff had determined to delist our securities from Nasdaq unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). Additionally, on August 19, 2025, we received a letter from the Nasdaq Staff indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), because our stockholders’ equity of $1,391,195 as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2025 was below the required minimum of $2.5 million, and because, as of August 19, 2025, we did not meet the alternative compliance standards relating to market value of listed securities or net income from continuing operations. The Staff indicated that this non-compliance with the Minimum Stockholders’ Equity Requirement serves as an additional and separate basis for delisting our securities from Nasdaq. On August 19, 2025, we timely requested a hearing before the Panel which stayed any suspension or delisting action by the Staff.  At the Panel hearing, we requested an extension within which to evidence compliance with the Bid Price Requirement and the Minimum Stockholders’ Equity Requirement and the Staff has granted our request for an exception to demonstrate compliance with the Bid Price Requirement and Minimum Stockholders’ Equity Requirement for continued listing through October 31, 2025 (the “Exception”).

We intend to continue to take definitive steps in an effort to evidence compliance with the Bid Price Requirement and the Minimum Stockholders’ Equity Requirement and the other Nasdaq listing requirements, including by the implementation of the one-for-fifty (1:50) reverse stock split.  To regain compliance with the Bid Price Requirement, the closing bid price of our Common Stock must be at least $1.00 for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend such 10-day period.  The announcement and implementation of the reverse stock split could negatively affect the price of our common stock.  We cannot assure you that the prices for shares of the common stock after the reverse stock split will increase proportionately to prices for shares of our common stock immediately before the reverse stock split.  Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time.  There is also the possibility that liquidity may be adversely affected by the reduced number of shares which would be issued and outstanding when the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effected. Accordingly, our total market capitalization after the reverse stock split may be lower than the market capitalization before the reverse stock split.

We will continue to monitor our stockholders’ equity and may, if appropriate, consider available options, including raising additional capital, to regain compliance with the Minimum Stockholders’ Equity Requirement. If we seek to raise additional capital through the issuance of equity, whether through this offering or other issuances of equity, the issuance may result in dilution, and the announcement or implementation of such fundraising could negatively affect the price of our securities.

Pursuant to the Exception, we are required to, and fully intend to, provide the Panel with prompt notification of any significant events that occur, including any event that may call into question our ability to satisfy the terms of the Exception. If such events do occur, we may request a further extension beyond October 31, 2025 to regain compliance with either or both of the Bid Price Requirement and the Minimum Stockholders’ Equity Requirement. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of our securities on Nasdaq inadvisable or unwarranted.  There can be no assurance that the Panel would exercise their discretion to grant an extension beyond October 31, 2025 or that we will be able to evidence compliance with the Bid Price Requirement, the Minimum Stockholders’ Equity Requirement and the other Nasdaq listing requirements within any extension period that has been or may be granted by the Panel or that we will be able to maintain compliance.

We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which could have a material adverse effect on our business. If our common stock is delisted from Nasdaq, it could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock is delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain (as applicable) and maintain compliance with the continued listing requirements of Nasdaq and maintain the listing of the Company’s common stock; statements about the future listing of the Company’s common stock; statements about the Company’s intentions and plans for addressing Nasdaq listing deficiencies, including statements about plans for regaining compliance and intended actions following the Nasdaq Panel hearing and Panel decision; and statements about the Company’s intentions and plans including anticipated actions and requests in connection with the Nasdaq process, requests for further extensions, statements about requested relief from Nasdaq or the hearing Panel or the type of relief that may be available; statements regarding plans that the Company may implement or actions that the Company may take in furtherance of regaining compliance; statements about the Company’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; statements regarding the timing and success of the Company’s clinical trials and regulatory interactions and approvals; statements regarding the effect of the Company’s product candidates, alone and in combination with other therapies, on cancer and diabetes; statements regarding the Company’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; statements regarding the Company’s intellectual property and licenses; statements regarding the effects of any strategic research and development prioritization initiatives and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Genprex, Inc., dated October 16, 2025.

99.1	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: October 17, 2025	By:	/s/ Ryan Confer
Ryan Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)